UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2010

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP

(Exact name of Registrant as specified in its charter)

Delaware	0-11723	94-2883067
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Consolidated Capital Institutional Properties/2, LP, a Delaware limited partnership (the “Registrant”), owns a 100% interest in CCIP/2 Village Brooke, L.L.C., a Delaware limited liability company (the “Company”).   The Company owns Glenbridge Manor Apartments (“Glenbridge”), a 274-unit apartment complex located in Cincinnati, Ohio.  As previously disclosed, on July 12, 2010, the Company entered into an Agreement for Purchase and Sale with a third party, JRK Birchmont Advisors, LLC, a Delaware limited liability company (the “Purchaser”), to sell Glenbridge to the Purchaser for a total sales price of $26,500,000.

As previously disclosed, on July 15, 2010, the Company and the Purchaser entered into a First Amendment to the Agreement for Purchase and Sale, pursuant to which the feasibility period was extended from July 16, 2010 to July 20, 2010.

On July 20, 2010, the Company and the Purchaser entered into a Second Amendment to Agreement for Purchase and Sale (the “Second Amendment”), pursuant to which the sales price was reduced to $26,200,000 and the remainder of the feasibility period was waived.

This summary of the terms and conditions of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as an exhibit.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibit

10.46       Second Amendment to Agreement for Purchase and Sale and Joint Escrow Instructions between CCIP/2 Village Brooke, L.L.C., a Delaware limited liability company, and JRK Birchmont Advisors, LLC, a Delaware limited liability company, dated July 20, 2010.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES/2, LP

By:   Concap Equities Inc.

General Partner

By:   /s/Stephen B. Waters

Stephen B. Waters

Senior Director of Partnership Accounting

Date:  July 23, 2010